Exhibit 11.2

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in the Offering Circular constituting a part of this Offering Statement on Form 1-A, as it may be amended, of our Independent Auditor’s Report dated April 25, 2025 relating to the consolidated financial statements of YSMD, LLC and the financial statements of each of YSMD, LLC’s listed series, which comprise the consolidated balance sheets as of December 31, 2024 and 2023 and the related consolidated statements of operations, changes in members’ equity/(deficit), and cash flows for the years then ended, the related notes to the consolidated financial statements, each listed Series’ balance sheets as of December 31, 2024 and 2023, and the related statements of operations, changes in members’ equity/(deficit), and cash flows for the years then ended for each listed Series, and the related notes to each listed Series’ financial statements.

We consent to the use in the Offering Circular constituting a part of this Offering Statement on Form 1-A, as it may be amended, of our Independent Auditor’s Report dated March 24, 2025 relating to financial statements of 1742 Spruce Street, LLC, which comprise the balance sheets as of December 31, 2024 and 2023, the related statement of operations, changes in member’s equity, and cash flows for the years then ended, and the related notes to the financial statements.

We consent to the use in the Offering Circular constituting a part of this Offering Statement on Form 1-A, as it may be amended, of our Independent Auditor’s Report dated April 18, 2025 relating to financial statements of 2340 Hilgard Avenue LLC, which comprise the balance sheets as of December 31, 2024 and 2023, the related statement of operations, changes in member’s equity, and cash flows for the years then ended, and the related notes to the financial statements.

We consent to the use in the Offering Circular constituting a part of this Offering Statement on Form 1-A, as it may be amended, of our Independent Auditor’s Report dated April 20, 2025 relating to financial statements of 33 Mine Street LLC, which comprise the balance sheets as of December 31, 2024 and 2023, the related statement of operations, changes in member’s equity, and cash flows for the years then ended, and the related notes to the financial statements.

We consent to the use in the Offering Circular constituting a part of this Offering Statement on Form 1-A, as it may be amended, of our Independent Auditor’s Report dated April 18, 2025 relating to financial statements of 19-3 Buttonwood Street (the carved-out operations of certain assets of 19-21 Buttonwood (DE) LLC), which comprise the balance sheets as of December 31, 2024 and 2023, and the related statements of operations, changes in net member’s equity, and cash flows for the years then ended, and the related notes to the financial statements.

Artesian CPA, LLC

1312 17th Street, #462 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

We consent to the use in the Offering Circular constituting a part of this Offering Statement on Form 1-A, as it may be amended, of our Independent Auditor’s Report dated April 18, 2025 relating to financial statements of 21-2 Buttonwood Street (the carved-out operations of certain assets of 19-21 Buttonwood (DE) LLC), which comprise the balance sheets as of December 31, 2024 and 2023, and the related statements of operations, changes in net member’s equity, and cash flows for the years then ended, and the related notes to the financial statements.

/s/ Artesian CPA, LLC

Denver, CO

March 9, 2026

Artesian CPA, LLC

1312 17th Street, #462 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com